Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-261602 and 333-261603) and Form S-8 (No. 333-250142) of Interlink Electronics, Inc. of our report dated March 29, 2022 relating to the consolidated financial statements of Interlink Electronics, Inc., appearing in this Annual Report on Form 10-K of Interlink Electronics, Inc. for the year ended December 31, 2022.

/s/ Macias Gini & O’Connell LLP

Irvine, CA
March 29, 2023